This instrument was prepared by, and when recorded should be returned to: Richard W. Astle Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 SUPPLEMENTAL INDENTURE Dated as of May 1, 2024 COMMONWEALTH EDISON COMPANY to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. Trustee Under Mortgage Dated July 1, 1923, and Certain Indentures Supplemental Thereto Providing for Issuance of FIRST MORTGAGE 5.300% BONDS, SERIES 136 Due June 1, 2034 and FIRST MORTGAGE 5.650% BONDS, SERIES 137 Due June 1, 2054 4872-1294-6106v.4

1 THIS SUPPLEMENTAL INDENTURE, dated as of May 1, 2024, between COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”) having an address at 10 South Dearborn Street, 49th floor, Chicago, Illinois 60603, party of the first part and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America having an address at 311 South Wacker Drive, Suite 6200B, Mail Box #44, Chicago, Illinois 60606, as Trustee, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, party of the second part (said Trustee being hereinafter called the “Trustee”, and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the “Mortgage”), W I T N E S S E T H: WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows: Supplemental Indenture Date Parties Providing For August 1, 1944 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Amendment and restatement of Mortgage dated July 1, 1923 August 1, 1946 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1953 Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co- Trustee Confirmation of mortgage lien March 31, 1967 Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1967 Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co- Trustee Amendment of Sections 3.01, 3.02, 3.05 and 3.14 of the Mortgage and issuance of First Mortgage 5-3/8% Bonds, Series Y

2 Supplemental Indenture Date Parties Providing For February 28, 1969 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 29, 1970 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 1, 1971 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 1, 1972 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 31, 1972 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 15, 1973 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 31, 1974 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 13, 1975 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 28, 1976 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 3, 1977 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien May 17, 1978 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien

3 Supplemental Indenture Date Parties Providing For August 31, 1978 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 18, 1979 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien June 20, 1980 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 16, 1981 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 30, 1982 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1983 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 13, 1984 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1985 Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co- Trustee Confirmation of mortgage lien April 15, 1986 Company to Continental Illinois National Bank and Trust Company of Chicago and M.J. Kruger, as Trustee and Co-Trustee Confirmation of mortgage lien January 13, 2003 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 3.700% Bonds, Series 99 and First Mortgage 5.875% Bonds, Series 100 February 22, 2006 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 5.90% Bonds, Series 103 March 1, 2007 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of additional First Mortgage 5.90% Bonds, Series 103 December 20, 2007 Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee Issuance of First Mortgage 6.45% Bonds, Series 107

4 Supplemental Indenture Date Parties Providing For September 17, 2012 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.80% Bonds, Series 113 August 1, 2013 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.60% Bonds, Series 114 January 2, 2014 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 2.150% Bonds, Series 115 and First Mortgage 4.700% Bonds, Series 116 October 28, 2014 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.10% Bonds, Series 117 February 18, 2015 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 3.70% Bonds, Series 118 November 4, 2015 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Section 15.06 of the Mortgage and issuance of First Mortgage 4.350% Bonds, Series 119 June 15, 2016 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.550% Bonds, Series 120 and First Mortgage 3.650% Bonds, Series 121 August 9, 2017 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.950% Bonds, Series 122 and First Mortgage 3.750% Bonds, Series 123 February 6, 2018 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 4.000% Bonds, Series 124 July 26, 2018 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.700% Bonds, Series 125 February 7, 2019 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 4.000% Bonds, Series 126 October 29, 2019 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.200% Bonds, Series 127

5 Supplemental Indenture Date Parties Providing For February 10, 2020 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.200% Bonds, Series 128 and First Mortgage 3.000% Bonds, Series 129 February 16, 2021 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.125% Bonds, Series 130 August 2, 2021 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 2.750% Bonds, Series 131 February 23, 2022 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 3.150% Bonds, Series 132 and First Mortgage 3.850% Bonds, Series 133 December 21, 2022 Company to BNY Mellon Trust Company of Illinois and D.G. Donovan, as Trustee and Co-Trustee Amendment of Sections 15.01 and 15.06 of the Mortgage and issuance of First Mortgage 4.900% Bonds, Series 134 and First Mortgage 5.300% Bonds, Series 135 WHEREAS, the respective designations, maturity dates and stated principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows: Designation Maturity Date Principal Amount First Mortgage 5.875% Bonds, Series 100 February 1, 2033 $ 253,600,000 First Mortgage 5.90% Bonds, Series 103 March 15, 2036 625,000,000 First Mortgage 6.45% Bonds, Series 107 January 15, 2038 450,000,000 First Mortgage 3.80% Bonds, Series 113 October 1, 2042 350,000,000 First Mortgage 4.60% Bonds, Series 114 August 15, 2043 350,000,000 First Mortgage 4.700% Bonds, Series 116 January 15, 2044 350,000,000 First Mortgage 3.10% Bonds, Series 117 November 1, 2024 250,000,000 First Mortgage 3.70% Bonds, Series 118 March 1, 2045 400,000,000 First Mortgage 4.350% Bonds, Series 119 November 15, 2045 450,000,000 First Mortgage 2.550% Bonds, Series 120 June 15, 2026 500,000,000 First Mortgage 3.650% Bonds, Series 121 June 15, 2046 700,000,000 First Mortgage 2.950% Bonds, Series 122 August 15, 2027 350,000,000 First Mortgage 3.750% Bonds, Series 123 August 15, 2047 650,000,000 First Mortgage 4.000% Bonds, Series 124 March 1, 2048 800,000,000 First Mortgage 3.700% Bonds, Series 125 August 15, 2028 550,000,000 First Mortgage 4.000% Bonds, Series 126 March 1, 2049 400,000,000

6 Designation Maturity Date Principal Amount First Mortgage 3.200% Bonds, Series 127 November 15, 2049 300,000,000 First Mortgage 2.200% Bonds, Series 128 March 1, 2030 350,000,000 First Mortgage 3.000% Bonds, Series 129 March 1, 2050 650,000,000 First Mortgage 3.125% Bonds, Series 130 March 15, 2051 700,000,000 First Mortgage 2.750% Bonds, Series 131 September 1, 2051 450,000,000 First Mortgage 3.150% Bonds, Series 132 March 15, 2032 300,000,000 First Mortgage 3.850% Bonds, Series 133 March 15, 2052 450,000,000 First Mortgage 4.900% Bonds, Series 134 February 1, 2033 400,000,000 First Mortgage 5.300% Bonds, Series 135 February 1, 2053 575,000,000 Total $11,603,600,000 WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and WHEREAS, the Company desires, by this Supplemental Indenture, to create additional series of bonds to be issuable under the Mortgage, such bonds to be designated “First Mortgage 5.300% Bonds, Series 136” (hereinafter called the “bonds of Series 136”) and “First Mortgage 5.650% Bonds, Series 137” (hereinafter called the “bonds of Series 137”), and the terms and provisions to be contained in the bonds of Series 136 and the bonds of Series 137, respectively, or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and WHEREAS, the bonds of Series 136 and the Trustee’s certificate to be endorsed thereon and the bonds of Series 137 and the Trustee’s certificate to be endorsed thereon shall be substantially in the form of the General Form of Registered Bond Without Coupons and the form of the General Form of Trustee’s Certificate set forth in Section 3.05 of the Supplemental Indenture dated August 1, 1944 to the Mortgage with such appropriate insertions, omissions and variations in order to express the designation, date, maturity date, annual interest rate, record dates for, and dates of, payment of interest, denominations, terms of redemption and redemption prices, and other terms and characteristics authorized or permitted by the Mortgage or not inconsistent therewith; and WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by an order or orders of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture and to create, as additional series of bonds of the Company, the bonds of Series 136 and the bonds of Series 137, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustee, a valid, binding and legal instrument, and to make the bonds of Series 136 and the bonds of Series 137, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed; NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustee to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows: SECTION 1. Designation and Issuance of Bonds of Series 136 and Bonds of Series 137. The bonds of Series 136 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage 5.300% Bonds, Series 136,” and shall be issued in the original aggregate principal amount of

7 $400,000,000. The bonds of Series 137 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage 5.650% Bonds, Series 137,” and shall be issued in the original aggregate principal amount of $400,000,000. Subject to the provisions of the Mortgage, additional bonds of Series 136 and bonds of Series 137 may be issued without limitation as to the aggregate principal amount thereof. SECTION 2. Form, Date, Maturity Dates, Interest Rates and Interest Payment Dates of Bonds of Series 136 and Bonds of Series 137. (a) The definitive bonds of Series 136 and bonds of Series 137 shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons; and such bonds and the Trustee's certificate to be endorsed thereon shall be substantially in the forms hereinbefore recited, respectively. The bonds of Series 136 and the bonds of Series 137 shall be dated as provided in Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967. (b) The bonds of Series 136 shall mature on June 1, 2034. The bonds of Series 137 shall mature on June 1, 2054. (c) The bonds of Series 136 shall bear interest at the rate of 5.300% per annum until the principal thereof shall be paid. The bonds of Series 137 shall bear interest at the rate of 5.650% per annum until the principal thereof shall be paid. (d) Interest on the bonds of Series 136 and the bonds of Series 137 shall be payable semi- annually on the first day of June and the first day of December in each year, commencing December 1, 2024. May 15 and November 15 in each year are hereby established as record dates for the payment of interest payable on the next succeeding interest payment dates, respectively. The interest on each bond of Series 136 and each bond of Series 137 so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered at the close of business on June 1 and December 1, as the case may be, next preceding such interest payment date. SECTION 3. Execution of Bonds of Series 136 and Bonds of Series 137. The bonds of Series 136 and the bonds of Series 137 shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 136 or any bond of Series 137 shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company. SECTION 4. Medium and Places of Payment of Principal of and Interest on Bonds of Series 136 and Bonds of Series 137; Transferability and Exchangeability. Both the principal of and interest on the bonds of Series 136 and the bonds of Series 137 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 136 or any bond of Series 137 for the transfer of such bond or for the exchange thereof for bonds

8 of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee. SECTION 5. Denominations and Numbering of Bonds of Series 136 and Bonds of Series 137. The bonds of Series 136 and the bonds of Series 137 shall be issued in the denomination of $2,000 and in such multiples of $1,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such determination, the authorization of the denomination of any bond of Series 136 or any bond of Series 137 to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 136 shall be numbered R-1 and consecutively upwards; and bonds of Series 137 shall be numbered R-1 and consecutively upwards. SECTION 6. Temporary Bonds of Series 136 and Bonds of Series 137. Until definitive bonds of Series 136 or definitive bonds of Series 137 are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations and conditions set forth in Section 3.11 of the Mortgage, temporary registered bonds without coupons of Series 136 or temporary registered bonds without coupons of Series 137, respectively. SECTION 7. Redemption of Bonds of Series 136 and Bonds of Series 137. (a) The bonds of Series 136 shall be redeemable, at the option of the Company, as a whole or in part, at any time prior to March 1, 2034 (three months prior to the maturity date of the bonds of Series 136) (the “Series 136 Par Call Date”) upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of Series 136 matured on the Series 136 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus fifteen (15) basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the bonds of Series 136 to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Series 136 Par Call Date, the Company may redeem the bonds of Series 136, in whole or in part, at any time and from time to time, upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to 100% of the principal amount of the bonds of Series 136 being redeemed plus accrued and unpaid interest thereon to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 136 or portions of the bonds of Series 136 called for redemption.

9 The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. (b) The bonds of Series 137 shall be redeemable, at the option of the Company, as a whole or in part, at any time prior to December 1, 2053 (six months prior to the maturity date of the bonds of Series 137) (the “Series 137 Par Call Date”) upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of Series 137 matured on the Series 137 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty (20) basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the bonds of Series 137 to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Series 137 Par Call Date, the Company may redeem the bonds of Series 137, in whole or in part, at any time and from time to time, upon notice sent by the Company through the mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with any depositary’s procedures) at least ten (10) days and not more than sixty (60) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to 100% of the principal amount of the bonds of Series 137 being redeemed plus accrued and unpaid interest thereon to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 137 or portions of the bonds of Series 137 called for redemption. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. (c) For purposes of the foregoing Sections 7(a) and 7(b), the following terms shall have the meaning set forth below: “Par Call Date” means (i) the Series 136 Par Call Date, in the case of the bonds of Series 136, or (ii) the Series 137 Par Call Date, in the case of the bonds of Series 137. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve

10 System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. (d) In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of Series 136 or bonds of Series 137 as hereinbefore provided, it shall comply with all the terms and provisions of Article V of the Mortgage applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article V and in the manner and with the effect therein provided, but at the time or times and upon mailing or delivery of notice, all as hereinbefore set forth in this Section 7. No publication of notice of any redemption of any bonds of Series 136 or any bonds of Series 137 shall be required under Section 5.03(a) of the Mortgage. (e) Notwithstanding any provision of this Section 7, in the event the bonds of Series 136 or the bonds of Series 137 are registered in the name of DTC (as defined below) or its nominee, as provided in Section 8 hereof, any notice of redemption with respect to the bonds of Series 136 or bonds of Series 137 shall be delivered in accordance with the applicable procedures of DTC.

11 SECTION 8. Book-Entry Only System. It is intended that the bonds of Series 136 and the bonds of Series 137 be registered so as to participate in the securities depository system (the “DTC System”) with The Depository Trust Company (“DTC”), as set forth herein. The bonds of Series 136 and the bonds of Series 137 shall be initially issued in the form of a fully registered bond or bonds in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Company and the Trustee are authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including the Letter of Representations from the Company and the Trustee to DTC relating to the bonds of Series 136 and the bonds of Series 137 (the “Representation Letter”). In the event of any conflict between the terms of the Representation Letter and the Mortgage, the terms of the Mortgage shall control. DTC may exercise the rights of a bondholder only in accordance with the terms hereof applicable to the exercise of such rights. With respect to bonds of Series 136 and the bonds of Series 137 registered in the name of DTC or its nominee, the Company and the Trustee shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds such bonds from time to time as securities depository (each such broker-dealer, bank or other financial institution being referred to herein as a “Depository Participant”) or to any person on behalf of whom such a Depository Participant holds an interest in such bonds (each such person being herein referred to as an “Indirect Participant”). Without limiting the immediately preceding sentence, the Company and the Trustee shall have no responsibility or obligation with respect to: (i) the accuracy of the records of DTC, its nominee or any Depository Participant with respect to any ownership interest in the bonds of Series 136 or the bonds of Series 137, (ii) the delivery to any Depository Participant or any Indirect Participant or any other person, other than a registered owner of a bond of Series 136 or a bond of Series 137, of any notice with respect to the bonds of Series 136 or the bonds of Series 137, including any notice of redemption, (iii) the payment to any Depository Participant or Indirect Participant or any other person, other than a registered owner of a bond of Series 136 or a bond of Series 137, of any amount with respect to principal of, redemption premium, if any, on, or interest on, the bonds of Series 136 or the bonds of Series 137, or (iv) any consent given by DTC as registered owner. So long as certificates for the bonds of Series 136 or the bonds of Series 137 are not issued as hereinafter provided, the Company and the Trustee may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of such bonds for all purposes whatsoever, including, without limitation, (1) the payment of principal and interest on such bonds, (2) giving notice of matters (including redemption) with respect to such bonds and (3) registering transfers with respect to such bonds. While a bond of Series 136 or a bond of Series 137 is in the DTC System, no person other than DTC or its nominee shall receive a certificate with respect to such bond. In the event that: (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days,

12 (b) the Company determines that the beneficial owners of the bonds of Series 136 should be able to obtain certificated bonds and so notifies the Trustee in writing or (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 136, the bonds of Series 136 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 136 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustee, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof. Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 136 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter. In the event that: (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days, (b) the Company determines that the beneficial owners of the bonds of Series 137 should be able to obtain certificated bonds and so notifies the Trustee in writing or (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 137, the bonds of Series 137 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 137 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustee, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof. Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 137 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter. SECTION 9. Legends. So long as the bonds of Series 136 are held by DTC, such bonds of Series 136 shall, and so long as the bonds of Series 137 are held by DTC, such bonds of Series 137 shall, bear the following legend:

13 Unless this bond is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein. SECTION 10. Confirmation of Lien. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustee, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustee (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof. SECTION 11. Miscellaneous. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the recitals of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed. This Supplemental Indenture shall bind and, subject to the provisions of Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto. Although this Supplemental Indenture is dated as of May 1, 2024, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed. Notwithstanding anything to the contrary contained in the Mortgage, the maximum amount of indebtedness secured by the Mortgage shall not exceed 200% of the aggregate stated principal amount of the bonds of each series presently outstanding under, and secured by, the Mortgage, as set forth in the Recitals to this Supplemental Indenture, except to the extent such maximum amount may be adjusted by a subsequent recorded supplemental indenture (which adjustment, and the corresponding supplemental indenture, shall not require the consent or approval of the holders of any bonds then outstanding under the Mortgage, including the holders of the bonds of Series 136 and the bonds of Series 137). This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

S-1 IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Senior Vice President, Chief Financial Officer and Treasurer, and attested by its Assistant Secretary, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and attested by one of its Vice Presidents, all as of the day and year first above written. COMMONWEALTH EDISON COMPANY By: /s/ Joshua S. Levin Joshua S. Levin Senior Vice President, Chief Financial Officer and Treasurer ATTEST: /s/ Melissa E. Ramirez Melissa E. Ramirez Assistant Secretary

S-2 THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. By: /s/ Terence Rawlins Terence Rawlins Vice President ATTEST: /s/ M C Jenkins Michael C. Jenkins Vice President

S-3 STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, Helene Minaglia, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that JOSHUA S. LEVIN, Senior Vice President, Chief Financial Officer and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Senior Vice President, Chief Financial Officer and Treasurer, and who is personally known to me to be Senior Vice President, Chief Financial Officer and Treasurer of said corporation, appeared before me this day in person and severally acknowledged that he signed, executed and delivered said instrument as his free and voluntary act as such Senior Vice President, Chief Financial Officer and Treasurer of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 2nd day of May, A.D. 2024. /s/ Helene Minaglia Notary Public (NOTARIAL SEAL) My Commission expires June 6, 2027. STATE OF ILLINOIS ) ) COUNTY OF COOK ) I, Helene Minaglia, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that MELISSA E. RAMIREZ, Assistant Secretary of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Assistant Secretary, and who is personally known to me to be Assistant Secretary of said corporation, appeared before me this day in person and severally acknowledged that she signed, executed and delivered said instrument as her free and voluntary act as such Assistant Secretary of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth. GIVEN under my hand and notarial seal this 2nd day of May, A.D. 2024. /s/ Helene Minaglia Notary Public (NOTARIAL SEAL) My Commission expires June 6, 2027.

S-4 ACKNOWLEDGMENT STATE OF FLORIDA ) ) COUNTY OF DUVAL ) The foregoing instrument was acknowledged before me by means of __x__ physical presence or online notarization this 1st day of May, 2024 by Terence Rawlins, a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, on behalf of said entity. Each is personally known to me __x__ or has produced ______________________ (type of identification) as identification. [SEAL] /s/ Nathan Turner Notary Public Printed Name: Nathan Turner State of Florida My commission expires: 1/17/2027 STATE OF FLORIDA ) ) COUNTY OF DUVAL ) The foregoing instrument was acknowledged before me by means of __x__ physical presence or online notarization this 1st day of May, 2024 by Michael C. Jenkins, a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, on behalf of said entity. Each is personally known to me __x__ or has produced ______________________ (type of identification) as identification. [SEAL] /s/ Nathan Turner Notary Public Printed Name: Nathan Turner State of Florida My commission expires: 1/17/2027

EXHIBIT A LEGAL DESCRIPTIONS See attached. [omitted]